Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

To the Board of Directors
Green Dragon Wood Products, Inc.

We hereby consent to the use in this Registration Statement on Form S-8 of our report dated December 3, 2012, relating to the consolidated financial statements of Green Dragon Wood Products, Inc. as of and for the year ended March 31, 2012, which appear in the Annual Report on Form 10-K of Green Dragon Wood Products, Inc. for the year ended March 31, 2012.

/s/ HKCMCPA Company Limited

HKCMCPA Company Limited
(Formerly ZYCPA Company Limited)
Certified Public Accountants
April 19, 2013

Hong Kong, China